AMENDMENT TO THE
                              PANAMSAT CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                               ESTABLISHED IN 1997

         WHEREAS, PanAmSat Corporation (the "Company") sponsors the PanAmSat Corporation Long-Term Stock Incentive Plan Established in 1997 (the "Plan"), as amended and restated on April 9, 1998;

         WHEREAS, Section 5.10 of the Plan provides that the Board of Directors of the Company may, subject to the approval of the shareholders of the Company, amend the Plan from time to time, for among other things, to extend the period during which an award under the Plan may be exercised; and

         WHEREAS, the Company desires to amend the Plan;

         NOW THEREFORE, subject to approval by the shareholders of the Company, the Plan is hereby amended, effective July 9, 1999, as follows:

         1. Paragraph (b)(iii) of Section 1.03 of the Plan is amended and restated in its entirety to read as follows:

            "(iii) impose, modify or amend any such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate;"


         2. A new subsection (d) is hereby added to Section 1.08 of the Plan to read

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as follows:

            "(d) For purposes of this Section 1.08, effective for any awards granted under this Plan on or after July 9, 1999, "Company" shall include PanAmSat Corporation, its subsidiaries and any affiliated companies."


         3. A Section 5.11 is hereby added to the Plan to read as follows:

         "Deferral of Restricted Stock.

            Subject to the terms of the Plan and the 1999 Non-Employee Directors Compensation Deferral Plan ("Directors Deferral Plan"), an award of Restricted Stock made under this Plan to a non-employee director in connection with his or her service as a member of the Board of Directors of the Company may be deferred under the terms of the Directors Deferral Plan; provided, however, that any election to defer such Restricted Stock is made at least 30 days prior to the date of the annual meeting of shareholders in which the Restricted Stock is awarded (or, if applicable, within thirty days of such director first becoming eligible to participate in the Deferral
            Plan). The payment of such award shall be subject to the terms of the Directors Deferral Plan."


         4. In all other respects, the Plan is hereby ratified and confirmed.


         IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 9th day of July, 1999.


                                       PANAMSAT CORPORATION


                                       By:  /s/ James W. Cuminale
                                            ------------------------------------
                                            James W. Cuminale
                                            Executive Vice President & Secretary